Third Amendment to Second Amended and Restated Loan and Security Agreement

Borrower: **nLIGHT, Inc.**

Date: **September 24, 2021**

This **Third Amendment to Second Amended and Restated Loan and Security Agreement** (this "Amendment") is entered into between Pacific Western Bank ("Lender") and the borrower named above ("Borrower").

Lender and Borrower agree to amend the Second Amended and Restated Loan and Security Agreement between Borrower and Lender, dated September 24, 2018 (as amended, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Deletion of Special LIBOR Rate Provisions. Section 1.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> **1.9 Special LIBOR Rate Provisions.** [Omitted].

2. Deletion of Definition of Adjusted LIBOR Rate. The definition of "Adjusted LIBOR Rate" set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "Adjusted LIBOR Rate" [Omitted].

3. Modified Definition of Business Day to Delete Reference to LIBOR Rate Loans. The definition of "Business Day" set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "Business Day" means a day on which Lender is open for business.

4. Deletion of Definition of Interest Period. The definition of "Interest Period" set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "Interest Period" [Omitted].

5. Deletion of Definition of LIBOR Floor. The definition of "LIBOR Floor" set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "LIBOR Floor" [Omitted].

6. Deletion of Definition of LIBOR Rate. The definition of "LIBOR Rate" set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "LIBOR Rate" [Omitted].

7. **Deletion of Increased LIBOR Funding Costs Provision.** Section 9.2A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

9.2A Increased LIBOR Funding Costs. [Omitted].

8. **Modified Interest Rate to Delete References to LIBOR.** Section 2 of the Schedule to Second Amended and Restated Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

2. INTEREST.

Interest Rates (Section 1.2):

The outstanding principal amount of the Revolving Loans shall bear interest at a fluctuating rate that, when annualized, is equal to the Prime Rate plus a margin based on Borrower's Total Cash (the "Applicable Margin") as determined initially on the date such Revolving Loan is made and subsequently subject to adjustment as provided for below, as follows:

Total Cash	Applicable Margin
Equal to or greater than $100,000,000	Prime Rate minus 1.40%
Equal to or greater than $50,000,000 but less than $100,000,000	Prime Rate minus 1.00%
Less than $50,000,000	Prime Rate minus 0.50%

The initial interest on the Revolving Loans as of the date hereof, shall be Prime Rate minus 1.40% per annum.

As used herein "Total Cash" means, the aggregate amount of all unrestricted cash held in an account with Lender and at investment accounts with Raymond James & Associates, Inc., so long as such investment accounts are subject to a control agreement or a pledge agreement (as applicable) in favor of Lender, in form and substance acceptable to Lender and sufficient to perfect Lender's first-priority security interest in the same.

Borrower covenants and agrees to inform Lender of each instance in which Borrower's Total Cash, measured at the end of any month, results in a change in the Applicable Margin.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there

is a change in the Prime Rate and each date there is a change in the Applicable Margin.

9. Modified Maturity Date. Section 4 of the Schedule to Second Amended and Restated Loan and Security Agreement is hereby amended and restated to in its entirety to read as follows:

4. MATURITY DATE
(Section 6.1): September 24, 2024.

10. Modified Minimum Cumulative EBITDA Less Capital Expenditures Financial Covenant. The following is hereby added at the end of the chart in Section 5 of the Schedule to Second Amended and Restated Loan and Security Agreement which sets forth the Minimum Cumulative EBITDA Less Capital Expenditures:

Test Period End Date	Minimum Cumulative EBITDA Less Capital
12 month period ending December 31, 2021	$3,000,000
3 month period ending March 31, 2022	($2,000,000)
6 month period ending June 30, 2022	$0
9 month period ending September 30, 2022	$1,000,000
12 month period ending December 31, 2022	$3,000,000
3 month period ending March 31, 2023	($2,000,000)
6 month period ending June 30, 2023	$0
9 month period ending September 30, 2023	$1,000,000
12 month period ending December 31, 2023	$3,000,000
3 month period ending March 31, 2024	($2,000,000)
6 month period ending June 30, 2024	$0
9 month period ending September 30, 2024	$1,000,000

11. Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $10,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower's loan account or any of Borrower's deposit accounts with Lender.

12. Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects as if made on the date hereof.

13. No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

14. General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and

description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the "Released Claims"). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender's choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

15. General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled "General Provisions"), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and ***the waiver of the right to a jury trial***, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Following Page]

Version-1

Borrower:

nLIGHT, Inc.

By [signature]
Name: Ran Bareket
Title: Chief Financial Officer

Lender:

Pacific Western Bank

By [signature]
Name: John Wroten
Title: SVP